CONSULTING AGREEMENT

     This CONSULTING AGREEMENT (the "Agreement"), is effective as of this 9th day of August 2005 by and between: Michael G. Wachholz, (the "Consultant"), with principal offices at 18748 North 91st Place, Scottsdale, AZ 85255 and MotorSports Emporium, Inc., (the "Company"), with offices at 16055 N. Dial Blvd., Suite 5, Scottsdale, AZ 85260.

WITNESSETH

     WHEREAS, the Consultant has entered into a separate definitive licensing agreement with the Company allowing the Company the exclusive right to manufacture, distribute, market, advertise, engage in public relations activities and sell Prospeed GS610; and

     WHEREAS, the Company requires and will continue to require consulting services relating to distribution, sales, advertising, marketing and strategic planning in connection with "Prospeed Motorsport" & "Prospeed", trade name "GS610 Maximum Performance Brake Fluid" and its derivatives (hereinafter referred to as "Prospeed GS610") and trade mark of "Brake Deeper. Harder. Longer!" (collectively known as the "Product") which is in the high performance brake fluid business, together with advisory and consulting related to business operations in the United States and International;

     WHEREAS, Company desires to engage the Consultant as an Independent Contractor to include but not limited to the following duties:

     1. Manage all aspects and vendors for the successful production of Prospeed GS610;

     2.   Manage and expand national and international distribution network;

     3. Manage and be responsible for all marketing/advertising/public relations materials, production of, distribution, strategies, co-op development;

     4.   Be responsible for all sales activities;

     5. Be responsible for disclosing to appropriate customers contractor/representative relationship with Company;

     WHEREAS, the Consultant is qualified to provide the Company with the aforementioned consulting services and is desirous to perform such services for the Company; and

     WHEREAS, the Company wishes to retain Consultant to provide these consulting services to the Company and wishes to contract with the Consultant regarding the same believing it to be in its best interest.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

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1. APPOINTMENT.

     1.1 The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

2. TERM.

     2.1 This Agreement is effective as of the date of execution of this Agreement (the "Effective Date"), and shall terminate on August 9, 2010 unless earlier terminated in accordance with paragraph 9.1 herein or extended as agreed to between the parties.

3. SERVICES.

     3.1 During the term of this Agreement, Consultant and/or associates shall provide advice to undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure in connection with the operation of the businesses of the Company, expansion of services and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition. The services of Consultant shall be exclusive to the Company and Consultant shall dedicate reasonable time for its projects. The parties hereto acknowledge and agree that Consultant cannot guarantee the results or effectiveness of any of the services rendered or to be rendered by Consultant. Rather, Consultant shall conduct its operations and provide its services in a professional manner and in accordance with good industry practice.

     3.2 Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

               (a) The implementation of strategic planning to fully develop and enhance the Company's assets, general resources, products and services and assist in the creation of all marketing brochures or other sales materials relating to the Product;

               (b) Advise the Company relative to its operational needs, relating specifically to the Product and related matters;

               (c) Consultant shall be available for advice and counsel to the officers and directors of the Company at such reasonable and convenient times and places as may be mutually agreed upon. Except as foresaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by Consultant to any specific service, shall be determined at the sole discretion of Consultant. It is agreed all information and materials produced for the Company by or at the direction of the Consultant shall be the joint property of Company and Consultant. However this information and materials may not be used by the Consultant for a purpose in direct or indirect conflict and/or competition with the Company. Company agrees to not use any information and materials produced during the period of this agreement outside the term of said agreement; and,

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               (d) Consultant shall provide Company with all data and materials to include contracts, agreements, arrangements or any material information pertaining towards the manufacturing, marketing and selling of Product.

4. DUTIES OF THE COMPANY.

     4.1 The Company shall supply Consultant, once a month , updates on any financial transactions, products and services and its operations as it related to the Product and as reasonably requested by Consultant, and Company shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph.

5. COMPENSATION.

     5.1 Upon execution of this Agreement and in settlement for its services hereunder, Consultant shall receive the following:

               (a) 2,500,000 restricted (12 month sell/transfer restriction) common shares of Company's common stock subject to adjustment for stock reverse, stock split or stock dividend in a manner equal/consistent with all other common stock shareholders.

                    (i) Stock to be received on the 181st day from the effective date of this Agreement provided Consultant has provided 180 days of continuous consulting to Company.

               (b) 3,000,000 restricted (72 month sell/transfer restriction) common shares of Company's stock subject to adjustment for stock reverse, stock split or stock dividend in a manner equal/consistent with all other common stock shareholders.

                    (i) Consultant to take possession only if the Company
               extends this Consulting Agreement for an additional 5 years from the Effective Date of this Agreement. Upon execution of a second 5 year-term the Consultant would need to perform 180 days of continuous consulting to Company to receive the shares in the Company's stock. Said common shares will be issued within 30 days of the effective date of this Agreement and held for distribution until the second 5 year agreement is signed between the parties. In the event, the second 5 year agreement is not signed; the 3,000,000 shares will be cancelled and Consultant will not have any rights to these shares

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                    (c) Company shall pay Consultant a ten (10%) percent monthly commission collected on gross revenues for actual Product sold. Commissions shall be disbursed to Consultant within ten (10) days after the end of each calendar month in which payment for sold product has been received.

     5.2 If within 6 months after entering into this Agreement Consultant is unsuccessful selling product to produce net revenue that equals or exceeds the costs Company has incurred, despite good faith efforts by the Company consistent with common standard business practices to support the promotion of Prospeed GS610, Consultant's commissions will be reduced to 2% until Company recoups their entire costs related to production and/or promotional efforts.


     5.3 If at anytime, after the 6 months but prior to end of the first 5 year term, Consultant desires to no longer represent Company, Consultant will agree to sign a non-compete and confidentiality agreement with regard to Prospeed GS610.

     5.4 The Consultant is responsible for all out-of-pocket expenses, including, without limitation, communications, computer, internet and postage. Consultant is responsible for all travel expenses transpired by Consultant.

6. REPRESENTATION AND INDEMNIFICATION.

     6.1 The Consultant shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Company and acknowledges its awareness that Company will rely on such continuing representation in disseminating such information and otherwise performing its business functions. The Company, in the absence of notice in writing from Consultant, will rely on the continuing accuracy of material, information and data supplied by Consultant. The Consultant agrees to indemnify, hold harmless and defend Company, its agents or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of any material or information supplied by the Consultant to Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

7. COMPLIANCE WITH SECURITIES LAWS.

     7.1  The Company understands that any and all compensation outlined in
          Section 5 shall be paid solely and exclusively as consideration for the aforementioned consulting efforts made by Consultant on behalf of the Company as an independent contractor. Consultant is a natural person. Any monies transferred to Company by Consultant herein is not made with the intent to raise capital or to provide the Company with capital. Consultant has been engaged to provide the Company with traditional business, management, technical and operational consulting, and related business services. Consultant's engagement does not involve the promotion or marketing of the Company's securities (including it's common stock), nor does it involve raising money for the Company.

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8. CONFIDENTIALITY

     8.1 Consultant will not disclose, without the consent of the Company, any financial or business information concerning the business, affairs and plans of the Company which Consultant may receive from the Company, provided such information is plainly marked in writing by the Company as being confidential (the "Confidential Information"). Consultant will not be bound by the foregoing limitation in the event (i) the Confidential Information is otherwise disseminated and becomes public information, or (ii) Consultant is required to disclose the Confidential Information pursuant to a subpoena or other judicial order.

9. MISCELLANEOUS.

     9.1 Termination: This Agreement may be terminated by either Party upon written notice to the other Party for any reason which shall be effective thirty (30) calendar days from the date of such notice. This Agreement shall be terminated immediately upon written notice for material breach of this Agreement. Upon termination, and fees or expenses due to Consultant shall become immediately payable.

     9.2 Modification: This Consulting Agreement and the license agreement of same date set forth the entire understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

     9.3 Notices: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.

     9.4 Waiver: Any waiver by either Party of a breach of any provision of this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

     9.5 Assignment: The Agreement is not assignable by either party unless agreed in writing.

     9.6 Severability: If any provision of this Consulting Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

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     9.7  Disagreements: Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision f the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Maricopa County, AZ. The interpretation and the enforcement of this Agreement shall be governed by Arizona Law as applied to residents of the State of Arizona relating to contracts executed in and to be performed solely within the State of Arizona. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

     IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

For and on behalf of:

Name: Michael G. Wachholz


/s/  Michael G. Wachholz, an Individual



MotorSports Emporium, Inc.



/s/David Keaveney
------------------------------------
David Keaveney
Chief Executive Officer

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